FEDERAL INSURANCE COMPANY
Endorsement No:	5
Bond Number:	82028990
NAME OF ASSURED: TORTOISE ENERGY INFRASTRUCTURE CORPORATION

NAME OF ASSURED ENDORSEMENT
It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:
Tortoise Energy Infrastructure Corporation
11550 Ash Street, Suite 300
Leawood, KS 66211

This Endorsement applies to loss discovered after 12:01 a.m. on May 27, 2008.
ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: June 18, 2008

ICAP Bond
Form 17-02-0949 (Rev. 1-97)	Page 1